Exhibit 99.1

Contacts	For Media:	For Financials:
	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES

2010 THIRD QUARTER EARNINGS

TUPELO, MISSISSIPPI (October 19, 2010) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced results for the third quarter of 2010. Net income for the third quarter of 2010 was $19,551,000 as compared to $3,796,000 for the second quarter of 2010 and $4,225,000 for the third quarter of 2009. Basic and diluted earnings per share were $0.81 during the third quarter of 2010 as compared to basic and diluted earnings per share of $0.18 during the second quarter of 2010 and basic and diluted earnings per share of $0.20 for the third quarter of 2009.

Highlights of the third quarter of 2010 included:

-	The Company expanded into North Georgia through its acquisition of the assets of Crescent Bank & Trust (“Crescent”) in an FDIC-assisted transaction. The acquisition, which was completed on July 23, 2010, added 11 branches and increased total assets $778.8 million, total loans $369.6 million, total deposits $698.0 million, and resulted in a pre-tax gain of $42.2 million.

-	On July 23, 2010, the Company completed a private placement of 3,925,000 shares of its common stock, resulting in proceeds to the Company, net of issuance costs, of $51.4 million. The proceeds from the private placement further enhanced the Company’s strong capital position. The Company’s leverage, Tier 1 and total capital ratios were 9.03%, 13.55% and 14.80%, respectively, at September 30, 2010, in all instances above “well-capitalized” thresholds. The Company increased its tangible capital equity ratio to 7.00% at September 30, 2010 from 6.52% at June 30, 2010 and 6.34% at December 31, 2009.
-	The Company hired seasoned banking talent at the production level in its Memphis, Tennessee, DeSoto County, Oxford and Columbus, Mississippi, and Birmingham, Alabama, markets.
-	The Company opened its 5th branch in Birmingham by opening an office in Mountain Brook. The Company also announced plans to open a new banking location in Columbus which, along with Starkville and West Point, is part of the growing “Golden Triangle” region of Northeast Mississippi. We expect this location to open during the fourth quarter of 2010.

“We are proud of our accomplishments during the third quarter of 2010. These accomplishments included our first FDIC-assisted acquisition, enhancement to our capital ratios, completion of a successful equity raise and continued improvement in our legacy operations,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “With additional capital, excess cash and strong reserves, we believe that we are positioned to take advantage of opportunities to expand our market share and footprint as they present themselves in the future.”

Total assets as of September 30, 2010 were approximately $4.26 billion, an 18.43% increase since June 30, 2010 and a 16.90% increase from December 31, 2009. Total deposits were $3.42 billion representing a 27.07% increase from June 30, 2010 and a 32.6% increase since December 31, 2009. In the Company’s legacy markets (that is, excluding the North Georgia markets), the Company experienced strong core deposit growth as deposits increased to $2.72 billion at September 30, 2010.

Noninterest bearing deposits in the legacy markets grew to $322.3 million, an increase of 2.86% on a linked quarter basis and 5.67% since December 31, 2009. Additionally, the Company continued to successfully reduce its cost of funding by changing the mix of interest bearing deposits by growing lower costing retail non-time deposits while at the same time reducing public fund and retail time deposits. The Company’s cost of legacy deposits for the third quarter of 2010 was 1.43% compared to 1.55% for the second quarter of 2010 and 1.76% for the third quarter of 2009.

Total loans were approximately $2.58 billion at the end of the third quarter of 2010 as compared to $2.26 billion at June 30, 2010 and $2.35 billion at December 31, 2009. Loans from the Company’s legacy markets were $2.22 billion for the third quarter of 2010. The Company continued to focus on reducing its exposure to construction and land development loans. In its legacy markets, the Company reduced its construction and land development portfolio by $24.1 million, or 7.80%, during the third quarter of 2010 to $284.6 million dollars, or 12.7% as a percentage of our legacy loan portfolio at September 30, 2010. For the nine months ended September 30, 2010, the Company has reduced its construction and land development portfolio by $130.2 million, or 31.40%, compared to the balance of this portfolio at December 31, 2009.

Net interest income was $24.3 million for the third quarter of 2010 as compared to $23.7 million for the second quarter of 2010 and $25.2 million for the third quarter of 2009. Net interest margin was 2.81% for the third quarter of 2010 as compared to 3.15% for the second quarter of

2010 and 3.22% for the third quarter of 2009. The impact of the Crescent acquisition decreased net interest margin for the third quarter of 2010 by 16 basis points. In addition, the Company repaid approximately $148 million of Federal Home Loan Bank (“FHLB”) borrowings, including $23 million of FHLB borrowings assumed in the Crescent acquisition. The Company incurred a $2.8 million prepayment penalty which further reduced net interest margin by 36 basis points. The Company’s net interest margin, excluding the impact of the Crescent acquisition and FHLB prepayment penalty, was 3.33% for the third quarter of 2010.

“We anticipate margin to improve as we continue to reduce rates on time deposit renewals, deploy excess cash from the Crescent acquisition and realize the full benefit of paying off high costing FHLB advances,” commented McGraw.

Noninterest income was $54.5 million for the third quarter of 2010, which includes a pre-tax gain of $42.2 million recognized in connection with the Crescent acquisition, as compared to $14.3 million for the second quarter of 2010 and $14.0 million for the third quarter in 2009. During the third quarter of 2010, the Company experienced a 64% increase in mortgage fee income on a linked quarter basis which was offset by an impairment charge on its trust preferred securities portfolio of approximately $2.9 million.

Noninterest expense was $36.8 million for the third quarter of 2010 as compared to $26.2 million for the second quarter of 2010 and $26.1 million for the third quarter of 2009. Noninterest expense for the third quarter of 2010 included normal operating expenses of Crescent, merger expenses related to the acquisition totaling $2.2 million and an impairment charge on the write-downs of other real estate owned of approximately $3.3 million for the quarter.

The loans acquired in the Crescent acquisition were recorded at fair value which includes an estimated loan impairment. Therefore, in accordance with generally accepted accounting principles, the Company has not assigned any allowance for loan losses to these acquired loans at September 30, 2010. Excluding the Crescent loans, the allowance for loan losses as a percentage of loans was 2.02% at September 30, 2010 as compared to 1.82% at June 30, 2010 and 1.67% at December 31, 2009. The Company recorded a provision for loan losses of $11.5 million for the third quarter of 2010 as compared to $7.0 million for the second quarter of 2010 and $7.4 million for the third quarter of 2009. The increase in the provision for loan losses in the third quarter of 2010 is reflective of the higher net charge-offs incurred during the quarter and potential deterioration in the collateral values on certain loans. Annualized net charge-offs as a percentage of average loans were 1.18% for the third quarter of 2010 as compared to 1.21% for the second quarter of 2010 and 1.12% for the third quarter of 2009.

Although the allowance for loan losses and the related provision for loan losses were not affected by the Crescent acquisition, the Company’s other measures of credit quality were significantly impacted. The Company’s nonperforming loans were $132.7 million at September 30, 2010 which includes $67.1 million of nonperforming loans acquired in the Crescent acquisition. However, we expect the loss share agreement with the FDIC, as well as our adjustments to the balances of the acquired Crescent assets to record them at fair value, to provide substantial protection against loss on those assets. Excluding the impact of the Crescent loans, nonperforming loans (loans 90 days or more past due and nonaccrual loans) were $65.6 million at September 30, 2010 as compared to $64.7 million at June 30, 2010 and $50.0 million at December 31, 2009. Furthermore, loans 30 to 89 days past due (excluding Crescent loans 30 to 89 days past due) as a percent of total loans was 1.05% at September 30, 2010 compared to 1.57% at June 30, 2010 and 1.03% at December 31, 2009.

Other real estate owned, excluding other real estate owned from Crescent, was $62.9 million on September 30, 2010 as compared to $66.8 million on June 30, 2010 and $58.6 million at December 31, 2009. We acquired other real estate owned with a fair value of $49.3 million in the Crescent acquisition.

“We look towards a strong finish to 2010 as we will soon enter a new banking market in Columbus, Mississippi, deploy excess cash to help grow margin, and continue to realize stabilization of nonperforming loans,” stated McGraw.

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM EST on Wednesday, October 20, 2010.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or http://www.talkpoint.com/viewer/starthere.asp?Pres=132763. To access the conference via telephone, dial 1-877-317-6789 in the United States and request the Renasant Corporation Third Quarter 2010 Earnings Webcast and Conference Call. International participants should dial 1-412-317-6789 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering 445166 or by dialing 1-412-317-0088 internationally and entering 445166. Telephone replay access is available until 9:00 AM EST on November 4, 2010.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $4.2 billion and operates over 75 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2010			2009				Q3 2010 - Q3 2009	For the Nine Months Ended September 30,
Statement of earnings	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Percent Variance	2010	2009	Percent Variance

Interest income - taxable equivalent basis	$44,770	$39,590	$40,900	$42,526	$43,820	$43,836	$44,988	2.17	$125,260	$132,644	(5.57)

Interest income	$43,433	$38,381	$39,708	$41,331	$42,614	$42,709	$43,910	1.92	$121,522	$129,233	(5.97)
Interest expense	19,101	14,701	15,298	16,529	17,423	18,549	18,597	9.63	49,100	54,569	(10.02)

Net interest income	24,332	23,680	24,410	24,802	25,191	24,160	25,313	(3.41)	72,422	74,664	(3.00)

Provision for loan losses	11,500	7,000	6,665	7,800	7,350	6,700	5,040	56.46	25,165	19,090	31.82

Net interest income after provision	12,832	16,680	17,745	17,002	17,841	17,460	20,273	(28.08)	47,257	55,574	(14.97)

Service charges on deposit accounts	5,771	5,361	5,090	5,801	5,379	5,395	5,425	7.29	16,222	16,199	0.14
Fees and commissions on loans and deposits	3,654	3,409	3,721	3,554	3,961	4,424	4,682	(7.75)	10,784	13,067	(17.47)
Insurance commissions and fees	828	830	834	705	949	837	828	(12.75)	2,492	2,614	(4.67)
Trust revenue	562	632	584	559	501	488	491	12.18	1,778	1,480	20.14
Securities (losses) gains	(1,009)	2,049	(160)	123	—	1,123	427	—	880	1,550	(43.23)
Gain on sale of mortgage loans	1,774	994	1,329	1,665	1,832	2,293	1,776	(3.17)	4,097	5,901	(30.57)
Gain on acquisition	42,211	—	—	—	—	—	—	—	42,211	—	—
Other	743	1,069	1,086	1,012	1,331	864	1,133	(44.18)	2,898	3,328	(12.92)

Total non-interest income	54,534	14,344	12,484	13,419	13,953	15,424	14,762	290.84	81,362	44,139	84.33

Salaries and employee benefits	16,694	13,052	13,197	13,572	13,363	13,736	14,744	24.93	42,943	41,843	2.63
Occupancy and equipment	3,271	2,926	2,931	2,981	3,045	3,063	3,249	7.42	9,128	9,357	(2.45)
Data processing	1,703	1,580	1,426	1,407	1,439	1,430	1,329	18.35	4,709	4,198	12.17
Amortization of intangibles	505	470	476	482	489	494	501	3.27	1,451	1,484	(2.22)
Other	14,613	8,160	7,604	7,141	7,782	8,409	7,097	87.78	30,377	23,288	30.44

Total non-interest expense	36,786	26,188	25,634	25,583	26,118	27,132	26,920	40.85	88,608	80,170	10.53

Income before income taxes	30,580	4,836	4,595	4,838	5,676	5,752	8,115	438.76	40,011	19,543	104.73
Income taxes	11,029	1,040	988	807	1,451	1,496	2,109	660.10	13,057	5,056	158.25

Net income	$19,551	$3,796	$3,607	$4,031	$4,225	$4,256	$6,006	362.75	$26,954	$14,487	86.06

Basic earnings per share	$0.81	$0.18	$0.17	$0.19	$0.20	$0.20	$0.29	305.00	$1.22	$0.69	76.81
Diluted earnings per share	0.81	0.18	0.17	0.19	0.20	0.20	0.28	305.00	1.21	0.68	77.94

Average basic shares outstanding	24,098,629	21,088,942	21,082,991	21,078,873	21,075,879	21,073,228	21,067,539	14.34	22,101,234	21,072,246	4.88
Average diluted shares outstanding	24,208,642	21,224,836	21,208,934	21,217,841	21,213,839	21,193,560	21,188,397	14.12	22,230,277	21,204,924	4.84

Common shares outstanding	25,041,540	21,100,130	21,082,991	21,082,991	21,078,828	21,074,568	21,067,539	18.80	25,041,540	21,078,828	18.80
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.51	$0.51	—

Performance ratios
Return on average shareholders’ equity	16.64%	3.69%	3.55%	3.87%	4.12%	4.22%	6.04%		8.44%	4.79%
Return on average shareholders’ equity, excluding amortization expense	16.91%	3.97%	3.84%	4.15%	4.41%	4.52%	6.35%		8.72%	5.10%
Return on average assets	1.83%	0.42%	0.40%	0.44%	0.46%	0.46%	0.65%		0.94%	0.52%
Return on average assets, excluding amortization expense	1.86%	0.45%	0.44%	0.47%	0.49%	0.49%	0.68%		0.97%	0.55%

Net interest margin (FTE)	2.81%	3.15%	3.27%	3.22%	3.22%	3.04%	3.19%		3.08%	3.15%
Yield on earning assets (FTE)	4.93%	5.02%	5.23%	5.26%	5.33%	5.27%	5.46%		5.08%	5.35%
Average earning assets to average assets	84.78%	87.42%	87.28%	88.19%	88.73%	89.25%	88.85%		86.45%	89.04%
Average loans to average deposits	76.41%	84.53%	88.47%	92.96%	94.22%	94.40%	99.13%		82.69%	95.88%

Noninterest income (less securities gains/ losses) to average assets	5.19%	1.36%	1.42%	1.45%	1.51%	1.53%	1.54%		2.81%	1.53%
Noninterest expense to average assets	3.44%	2.90%	2.87%	2.79%	2.82%	2.91%	2.90%		3.09%	2.88%
Net overhead ratio	-1.75%	1.54%	1.45%	1.34%	1.31%	1.38%	1.36%		0.28%	1.35%
Efficiency ratio (FTE)	45.87%	66.75%	67.31%	64.91%	64.73%	66.65%	65.41%		56.25%	65.60%

*	Percent variance not meaningful

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

								Q3 2010 -	For the Nine Months
	2010			2009				Q3 2009	Ended September 30,
Average balances	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Percent Variance	2010	2009	Percent Variance
Total assets	$4,246,566	$3,616,125	$3,621,361	$3,640,514	$3,675,592	$3,738,852	$3,763,245	15.53	$3,830,155	$3,725,532	2.81
Earning assets	3,600,033	3,161,214	3,160,620	3,210,554	3,261,527	3,337,103	3,343,699	10.38	3,311,167	3,317,233	(0.18)
Securities	729,789	734,690	697,913	719,298	703,976	701,894	696,068	3.67	720,914	697,076	3.42
Loans, net of unearned	2,533,567	2,304,663	2,354,443	2,397,195	2,465,298	2,542,021	2,587,436	2.77	2,400,482	2,531,138	(5.16)
Intangibles	192,447	190,639	190,881	191,591	192,078	192,568	193,067	0.19	192,391	192,567	(0.09)

Non-interest bearing deposits	$351,449	$315,242	$310,726	$307,753	$297,390	$293,546	$299,265	18.18	$325,890	$296,711	9.83
Interest bearing deposits	2,929,739	2,387,175	2,332,741	2,247,854	2,286,184	2,342,788	2,250,324	28.15	2,552,064	2,293,230	11.29
Total deposits	3,281,188	2,702,417	2,643,467	2,555,607	2,583,574	2,636,334	2,549,589	27.00	2,877,954	2,589,941	11.12
Borrowed funds	438,047	468,196	530,654	632,689	647,919	662,387	815,548	(32.39)	478,620	708,004	(32.40)
Shareholders’ equity	466,109	412,959	412,132	413,773	406,779	404,456	403,229	14.59	427,100	404,043	5.71

Asset quality data
Assets not subject to loss share:
Nonaccrual loans	$56,674	$53,868	$44,688	$39,454	$37,995	$55,217	$47,591	49.16	$56,674	$37,995	49.16
Loans 90 past due or more	8,923	10,794	9,916	10,571	10,661	10,284	19,789	(16.30)	8,923	10,661	(16.30)

Non-performing loans	65,597	64,662	54,604	50,025	48,656	65,501	67,380	34.82	65,597	48,656	34.82
Other real estate owned and repossessions	62,936	66,797	62,508	58,568	47,457	30,546	25,318	32.62	62,936	47,457	32.62

Non-performing assets	$128,533	$131,459	$117,112	$108,593	$96,113	$96,047	$92,698	33.73	$128,533	$96,113	33.73

Assets subject to loss share:
Nonaccrual loans	$67,135	$—	$—	$—	$—	$—	$—	—	$67,135	$—	—
Loans 90 past due or more	—	—	—	—	—	—	—	—	—	—	—

Non-performing loans subject to loss share	67,135	—	—	—	—	—	—	—	67,135	—	—
Other real estate owned and repossessions	49,286	—	—	—	—	—	—	—	49,286	—	—

Non-performing assets subject to loss share	$116,421	$—	$—	$—	$—	$—	$—	—	$116,421	$—	—

Net loan charge-offs (recoveries)	$7,514	$6,948	$4,716	$5,007	$6,962	$5,917	$4,764	7.93	$19,178	$17,643	8.70
Allowance for loan losses	45,131	41,146	41,094	39,145	36,352	35,964	35,181	24.15	45,131	36,352	24.15

Non-performing loans / total loans	2.93%	2.86%	2.37%	2.13%	2.03%	2.65%	2.69%		2.93%	2.03%
Non-performing assets / total assets	3.02%	3.66%	3.22%	2.98%	2.64%	2.59%	2.44%		3.02%	2.64%
Allowance for loan losses / total loans	2.02%	1.82%	1.78%	1.67%	1.51%	1.46%	1.40%		2.02%	1.51%
Allowance for loan losses / non-performing loans	68.80%	63.63%	75.26%	78.25%	74.71%	54.91%	52.21%		68.80%	74.71%
Annualized net loan charge-offs / average loans	1.18%	1.21%	0.81%	0.83%	1.12%	0.93%	0.75%		1.07%	0.93%

Balances at period end
Total assets	$4,256,253	$3,593,872	$3,641,709	$3,641,081	$3,642,657	$3,701,957	$3,795,217		$4,256,253	$3,642,657	16.84
Earning assets	3,257,079	3,156,451	3,200,159	3,173,039	3,188,554	3,236,615	3,368,962		3,257,079	3,188,554	2.15
Securities	745,486	721,640	741,207	714,164	738,204	684,723	709,950		745,486	738,204	0.99
Mortgage loans held for sale	25,639	21,261	16,597	25,749	24,091	49,565	55,194		25,639	24,091	6.43
Loans, net of unearned	2,239,717	2,263,263	2,308,335	2,347,615	2,402,423	2,468,844	2,506,780		2,239,717	2,402,423	(6.77)
Assets subject to loss share	393,179	—	—	—	—	—	—		393,179	—	—
Intangibles	192,391	190,411	190,881	191,357	191,839	192,328	192,822		192,391	191,839	0.29

Non-interest bearing deposits	$361,504	$313,309	$315,064	$304,962	$297,858	$292,129	$303,536		$361,504	$297,858	21.37
Interest bearing deposits	3,054,424	2,374,903	2,398,784	2,271,138	2,263,126	2,308,081	2,385,769		3,054,424	2,263,126	34.96
Total deposits	3,415,928	2,688,212	2,713,848	2,576,100	2,560,984	2,600,210	2,689,305		3,415,928	2,560,984	33.38
Borrowed funds	322,245	459,762	483,183	618,024	635,076	665,755	672,130		322,245	635,076	(49.26)
Shareholders’ equity	477,034	412,235	410,557	410,122	410,473	400,680	400,095		477,034	410,473	16.22

Market value per common share	$15.21	$14.35	$16.18	$13.60	$14.85	$15.02	$12.56		$15.21	$14.85	2.42
Book value per common share	19.05	19.54	19.47	19.45	19.47	19.01	18.99		19.05	19.47	(2.17)
Tangible book value per common share	11.37	10.51	10.42	10.38	10.37	9.89	9.84		11.37	10.37	9.59
Shareholders’ equity to assets (actual)	11.21%	11.47%	11.27%	11.26%	11.27%	10.82%	10.54%		11.21%	11.27%
Tangible capital ratio	7.00%	6.52%	6.37%	6.34%	6.34%	5.94%	5.75%		7.00%	6.34%

Leverage ratio	9.03%	8.78%	8.74%	8.68%	8.56%	8.37%	8.28%		9.03%	8.56%
Tier 1 risk-based capital ratio	13.55%	11.42%	11.20%	11.12%	11.04%	10.92%	11.00%		13.55%	11.04%
Total risk-based capital ratio	14.80%	12.67%	12.45%	12.37%	12.29%	12.17%	12.25%		14.80%	12.29%

*	Percent variance not meaningful

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

								For the Nine Months
	2010			2009				Ended September 30,
Loans not subject to loss share by category	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	2010	2009	Percent Variance
Commercial, financial, agricultural	$259,970	$273,356	$276,749	$281,329	$280,930	$292,177	$301,899	$259,970	$280,930	(7.46)
Lease financing	547	601	677	778	936	1,283	1,434	547	936	(41.56)
Real estate - construction	62,593	62,469	110,121	133,299	153,367	180,202	210,747	62,593	153,367	(59.19)
Real estate - 1-4 family mortgages	773,243	798,185	809,271	820,917	848,267	878,263	872,796	773,243	848,267	(8.84)
Real estate - commercial mortgages	1,078,396	1,071,876	1,055,102	1,040,589	1,048,135	1,054,169	1,055,537	1,078,396	1,048,135	2.89
Installment loans to individuals	64,968	56,776	56,415	70,703	70,788	62,750	64,367	64,968	70,788	(8.22)

Loans, net of unearned	$2,239,717	$2,263,263	$2,308,335	$2,347,615	$2,402,423	$2,468,844	$2,506,780	$2,239,717	$2,402,423	(6.77)

*	Percent variance not meaningful